Exhibit 10.1

Execution Version

SEVENTH AMENDMENT

TO

AMENDED AND RESTATED CREDIT AGREEMENT

Dated as of October 2, 2012

AMONG

OASIS PETROLEUM NORTH AMERICA LLC,

AS BORROWER,

THE GUARANTORS PARTY HERETO,

WELLS FARGO BANK, N.A.,

AS ADMINISTRATIVE AGENT,

AND

THE LENDERS PARTY HERETO

SEVENTH AMENDMENT TO

AMENDED AND RESTATED CREDIT AGREEMENT

THIS SEVENTH AMENDMENT TO AMENDED AND RESTATED CREDIT AGREEMENT (this “Seventh Amendment”) dated as of October 2, 2012, is among OASIS PETROLEUM NORTH AMERICA LLC, a Delaware limited liability company (the “Borrower”); the Guarantors party hereto (the “Guarantors” and collectively with the Borrower, the “Obligors”); each of the lenders party to the Credit Agreement referred to below (collectively, the “Lenders”); and WELLS FARGO BANK, N.A., as administrative agent for the Lenders (in such capacity, together with its successors in such capacity, the “Administrative Agent”).

R E C I T A L S

A. The Parent, the Borrower, the Administrative Agent and the Lenders are parties to that certain Amended and Restated Credit Agreement dated as of February 26, 2010, as amended by that certain First Amendment to Amended and Restated Credit Agreement and Consent dated as of June 3, 2010, that certain Second Amendment to Amended and Restated Credit Agreement dated as of August 11, 2010, that certain Third Amendment to Amended and Restated Credit Agreement and Limited Waiver dated as of January 21, 2011, that certain Fourth Amendment to Amended and Restated Credit Agreement dated as of June 16, 2011, that certain Fifth Amendment to Amended and Restated Credit Agreement dated as of October 6, 2011 and that certain Sixth Amendment to Amended and Restated Credit Agreement dated as of April 3, 2012 (the “Credit Agreement”), pursuant to which the Lenders have made certain credit available to and on behalf of the Borrower.

B. The Borrower, the Guarantors, the Administrative Agent and the Lenders have agreed to amend certain provisions of the Credit Agreement.

NOW, THEREFORE, in consideration of the premises and the mutual covenants herein contained, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

Section 1. Defined Terms. Each capitalized term used herein but not otherwise defined herein has the meaning given such term in the Credit Agreement, as amended by this Seventh Amendment. Unless otherwise indicated, all section references in this Seventh Amendment refer to sections of the Credit Agreement.

Section 2. Amendments to Credit Agreement.

2.1 Amendments to Section 1.02.

(a) The definition of “Agreement” is hereby amended and restated as follows:

“Agreement” means this Amended and Restated Credit Agreement, as amended by the First Amendment, the Second Amendment, the Third Amendment, the Fourth Amendment, the Fifth Amendment, the Sixth Amendment and the Seventh Amendment, as the same may be further amended or supplemented from time to time.

(b) The definition of “Applicable Margin” is hereby amended and restated as follows:

“Applicable Margin” means, for any day, with respect to any ABR Loan or Eurodollar Loan, or with respect to the Commitment Fee Rate, as the case may be, the rate per annum set forth in the Total Commitments Utilization Grid below based upon the Total Commitments Utilization Percentage then in effect:

Total Commitments Utilization Grid
Total Commitments Utilization Percentage	<25%	≥25% <50%	≥50% <75%	≥75% <90%	≥90%
ABR Loans	0.000%	0.250%	0.500%	0.750%	1.000%
Eurodollar Loans	1.500%	1.750%	2.000%	2.250%	2.500%
Commitment Fee Rate	0.375%	0.375%	0.500%	0.500%	0.500%

Each change in the Applicable Margin shall apply during the period commencing on the effective date of such change and ending on the date immediately preceding the effective date of the next such change, provided, however, that if at any time the Borrower fails to deliver a Reserve Report pursuant to Section 8.12(a), then from the time of such failure until the time that the Borrower delivers such Reserve Report to the Administrative Agent, the “Applicable Margin” means the rate per annum set forth on the grid when the Total Commitments Utilization Percentage is at its highest level.

(c) The definition of “Arranger” is hereby amended and restated as follows:

“Arranger” means Wells Fargo Securities, LLC, in its capacities as the sole lead arranger and sole bookrunner hereunder.

(d) The definition of “Commitment” is hereby amended and restated as follows:

“Commitment” means, with respect to each Lender, the commitment of such Lender to make Loans and to acquire participations in Letters of Credit hereunder, expressed as an amount representing the maximum aggregate amount of such Lender’s Revolving Credit Exposure hereunder, as such commitment may be (a) modified from time to time pursuant to Section 2.06 and (b) modified from time to time pursuant to assignments by or to such Lender pursuant to Section 12.04(b). The amount representing each Lender’s Commitment shall at any time be the least of (i) such Lender’s Maximum Credit Amount, (ii) such Lender’s Applicable Percentage of the then effective Borrowing Base and (iii) such Lender’s Elected Commitment.

(e) The definition of “Issuing Bank” is hereby amended and restated as follows:

“Issuing Bank” means Wells Fargo Bank, N.A., in its capacity as the issuer of Letters of Credit hereunder, and its successors in such capacity as provided in Section 2.08(i). The Issuing Bank may, in its discretion, arrange for one or more Letters of Credit to be issued by Affiliates of the Issuing Bank, in which case the term “Issuing Bank” shall include any such Affiliate with respect to Letters of Credit issued by such Affiliate.

(f) The definition of “Lenders” is hereby amended and restated as follows:

“Lenders” means the Persons listed on Annex I and any Person that shall have become a party hereto pursuant to an Assignment and Assumption, other than any such Person that ceases to be a party hereto pursuant to an Assignment and Assumption, and any Person that shall have become a party hereto as an Additional Lender pursuant to Section 2.06(c) or as a New Lender pursuant to Section 2.07(c)(iv).

(g) The definition of “Maximum Credit Amount” is hereby amended and restated as follows:

“Maximum Credit Amount” means, as to each Lender, the amount set forth opposite such Lender’s name on Annex I under the caption “Maximum Credit Amounts”, as the same may be (a) reduced or terminated from time to time in connection with a reduction or termination of the Aggregate Maximum Credit Amounts pursuant to Section 2.06(b), (b) modified from time to time pursuant to Section 2.06(c) or (c) modified from time to time pursuant to any assignment permitted by Section 12.04(b).

(h) The definition of “Prime Rate” is hereby amended and restated as follows:

“Prime Rate” means the rate of interest per annum publicly announced from time to time by Wells Fargo Bank, N.A., as its prime rate in effect at its principal office in San Francisco; each change in the Prime Rate shall be effective from and including the date such change is publicly announced as being effective. Such rate is set by the Administrative Agent as a general reference rate of interest, taking into account such factors as the Administrative Agent may deem appropriate; it being understood that many of the Administrative Agent’s commercial or other loans are priced in relation to such rate, that it is not necessarily the lowest or best rate actually charged to any customer and that the Administrative Agent may make various commercial or other loans at rates of interest having no relationship to such rate.

(i) The definition of “Additional Lender” is hereby added where alphabetically appropriate to read as follows:

“Additional Lender” has the meaning assigned to such term in Section 2.06(c)(i).

(j) The definition of “Additional Lender Certificate” is hereby added where alphabetically appropriate to read as follows:

“Additional Lender Certificate” has the meaning assigned to such term in Section 2.06(c)(ii)(G).

(k) The definition of “Aggregate Elected Commitment Amounts” is hereby added where alphabetically appropriate to read as follow:

“Aggregate Elected Commitment Amounts” at any time shall equal the sum of the Elected Commitments, as the same may be increased, reduced or terminated pursuant to Section 2.06(c). As of the Seventh Amendment Effective Date, the Aggregate Elected Commitment Amounts are $500,000,000.

(l) The definition of “Elected Commitment” is hereby added where alphabetically appropriate to read as follows:

“Elected Commitment” means, as to each Lender, the amount set forth opposite such Lender’s name on Annex I under the caption “Elected Commitment”, as the same may be (a) increased, reduced or terminated from time to time in connection with an optional increase, reduction or termination of the Aggregate Elected Commitment Amounts pursuant to Section 2.06(c).

(m) The definition of “Elected Commitment Increase Certificate” is hereby added where alphabetically appropriate to read as follows:

“Elected Commitment Increase Certificate” has the meaning assigned to such term in Section 2.06(c)(ii)(F).

(n) The definition of “Interest Expense” is hereby added where alphabetically appropriate to read as follows:

“Interest Expense” means, for any period, the sum (determined without duplication) of the aggregate gross interest expense of the Parent, the Borrower and the Consolidated Subsidiaries for such period, (1) including (a) interest expense under GAAP, (b) capitalized interest, and (c) the portion of any payments or accruals under Capital Leases allocable to interest expense, plus the portion of any payments or accruals under Synthetic Leases allocable to interest expense whether or not the same constitutes interest expense under GAAP, but (2) excluding the amortization of debt discount and fees and expenses related to the issuance of Debt, Capital Leases, Synthetic Leases, the Senior Notes or the Indebtedness.

(o) The definition of “Seventh Amendment” is hereby added where alphabetically appropriate to read as follows:

“Seventh Amendment” means that certain Seventh Amendment to Amended and Restated Credit Agreement, dated as of October 2, 2012, among the Borrower, the Guarantors, the Administrative Agent and the Lenders party thereto.

(p) The definition of “Total Commitments Utilization Percentage” is hereby added where alphabetically appropriate to read as follows:

“Total Commitments Utilization Percentage” means, as of any day, the fraction expressed as a percentage, the numerator of which is the sum of the Revolving Credit Exposures of the Lenders on such day, and the denominator of which is the total Commitments of the Lenders in effect on such day.

(q) The definitions of “Borrowing Base Utilization Percentage”, “Total Debt” and “Total Net Debt” are each hereby deleted from the Credit Agreement.

2.2 Amendment to Section 2.02(d). The first sentence of Section 2.02(d) of the Credit Agreement is hereby amended and restated as follows:

The Loans made by each Lender shall be evidenced by a single promissory note of the Borrower in substantially the form of Exhibit A, dated, in the case of (i) any Lender party hereto as of the date of this Agreement, as of the date of this Agreement, (ii) any Lender that becomes a party hereto pursuant to an Assignment and Assumption, as of the effective date of the Assignment and Assumption or (iii) any Lender that becomes a party hereto in connection with an increase in the Aggregate Elected Commitment Amounts pursuant to Section 2.06(c), as of the effective date of such increase, payable to the order of such Lender in a principal amount equal to its Maximum Credit Amount as in effect on such date, and otherwise duly completed.

2.3 Amendments to Sections 2.03 and 2.08(b). The parentheticals at the end of the second to last paragraphs of Sections 2.03 and 2.08(b) of the Credit Agreement are each hereby amended and restated as follows:

(i.e. the least of (x) the Aggregate Maximum Credit Amounts, (y) the then effective Borrowing Base and (z) the Aggregate Elected Commitment Amounts).

2.4 Amendments to Section 2.06.

(a) The title of Section 2.06 is hereby deleted and replaced with the following:

Termination and Reduction of Aggregate Maximum Credit Amounts; Optional Increase and Reduction of Aggregate Elected Commitment Amounts.

(b) The second sentence of Section 2.06(a) of the Credit Agreement is hereby amended and restated as follows:

If at any time the Aggregate Maximum Credit Amounts, the Borrowing Base or the Aggregate Elected Commitments Amount is terminated or reduced to zero, then the Commitments shall terminate on the effective date of such termination or reduction.

(c) Section 2.06(b)(i) is hereby amended and restated as follows:

(i) The Borrower may at any time terminate, or from time to time reduce, the Aggregate Maximum Credit Amounts; provided that (A) each reduction of the Aggregate Maximum Credit Amounts shall be in an amount that is an integral multiple of $1,000,000 and not less than $1,000,000, (B) the Borrower shall not terminate or reduce the Aggregate Maximum Credit Amounts if, after giving effect to any concurrent prepayment of the Loans in accordance with Section 3.04(c), the total Revolving Credit Exposures would exceed the total Commitments, and (C) upon any reduction of the Aggregate Maximum Credit Amounts that results in the Aggregate Maximum Credit Amounts being less than the Aggregate Elected Commitment Amounts, the Aggregate Elected Commitment Amounts shall be automatically reduced (ratably among the Lenders) so that they equal the Aggregate Maximum Credit Amounts as so reduced.

(d) A new Section 2.06(c) is hereby added to the Credit Agreement immediately following Section 2.06(b) and shall read in full as follows:

(c) Optional Increase and Reduction of Aggregate Elected Commitment Amounts.

(i) Subject to the conditions set forth in Section 2.06(c)(ii), the Borrower may increase the Aggregate Elected Commitment Amounts then in effect by increasing the Elected Commitment of a Lender or by causing a Person that is acceptable to the Administrative Agent that at such time is not a Lender to become a Lender (an “Additional Lender”). Notwithstanding anything to the contrary contained in this Agreement, in no case shall an Additional Lender be the Borrower or an Affiliate of a Borrower.

(ii) Any increase in the Aggregate Elected Commitment Amounts shall be subject to the following additional conditions:

(A) such increase shall not be less than $50,000,000 unless the Administrative Agent otherwise consents, and no such increase shall be permitted if after giving effect thereto the Aggregate Elected Commitment Amounts exceed the Borrowing Base then in effect;

(B) following any Scheduled Redetermination Date, the Borrower may not increase the Aggregate Elected Commitment Amounts more than once before the next Scheduled Redetermination Date;

(C) no Default shall have occurred and be continuing on the effective date of such increase;

(D) on the effective date of such increase, no Eurodollar Borrowings shall be outstanding or if any Eurodollar Borrowings are outstanding, then the effective date of such increase shall be the last day of the Interest Period in respect of such Eurodollar Borrowings unless the Borrower pays compensation required by Section 5.02;

(E) no Lender’s Elected Commitment may be increased without the consent of such Lender;

(F) if the Borrower elects to increase the Aggregate Elected Commitment Amounts by increasing the Elected Commitment of a Lender, the Borrower and such Lender shall execute and deliver to the Administrative Agent a certificate substantially in the form of Exhibit G (an “Elected Commitment Increase Certificate”); and

(G) if the Borrower elects to increase the Aggregate Elected Commitment Amounts by causing an Additional Lender to become a party to this Agreement, then the Borrower and such Additional Lender shall execute and deliver to the Administrative Agent a certificate substantially in the form of Exhibit H (an “Additional Lender Certificate”), together with an Administrative Questionnaire and a processing and recordation fee of $3,500, and the Borrower shall (1) if requested by the Additional Lender, deliver a Note payable to the order of such Additional Lender in a principal amount equal to its Maximum Credit Amount, and otherwise duly completed and (2) pay any applicable fees as may have been agreed to between the Borrower, the Additional Lender and/or the Administrative Agent.

(iii) Subject to acceptance and recording thereof pursuant to Section 2.06(c)(iv), from and after the effective date specified in the Elected Commitment Increase Certificate or the Additional Lender Certificate (or if any Eurodollar Borrowings are outstanding, then the last day of the Interest Period in respect of such Eurodollar Borrowings, unless the Borrower has paid compensation required by Section 5.02): (A) the amount of the Aggregate Elected Commitment Amounts shall be increased as set forth therein, and (B) in the case of an Additional Lender Certificate, any Additional Lender party thereto shall be a party to this Agreement and have the rights and obligations of a Lender under this Agreement and the other Loan Documents. In addition, the Lender or the Additional Lender, as applicable, shall purchase a pro rata portion of the outstanding Loans (and participation interests in Letters of Credit) of each of the other Lenders (and such Lenders hereby agree to sell and to take all such further action to effectuate such sale) such that each Lender (including any Additional Lender, if applicable) shall hold its Applicable Percentage of the outstanding Loans (and participation interests) after giving effect to the increase in the Aggregate Elected Commitment Amounts.

(iv) Upon its receipt of a duly completed Elected Commitment Increase Certificate or an Additional Lender Certificate, executed by the Borrower and the Lender or by the Borrower and the Additional Lender party thereto, as applicable, the processing and recording fee referred to in Section 2.06(c)(ii) and the Administrative Questionnaire referred to in Section 2.06(c)(ii), if applicable, the Administrative Agent shall accept such Elected Commitment Increase Certificate or Additional Lender Certificate and record the information contained therein in the Register required to be maintained by the Administrative Agent pursuant to Section 12.04(b)(iv). No increase in the Aggregate Elected Commitment Amounts shall be effective for purposes of this Agreement unless it has been recorded in the Register as provided in this Section 2.06(c)(iv).

(v) Upon any increase in the Aggregate Elected Commitment Amounts pursuant to this Section 2.06(c), (A) each Lender’s Maximum Credit Amount shall be automatically deemed amended to the extent necessary so that each such Lender’s Applicable Percentage equals the percentage of the Aggregate Elected Commitment Amounts represented by such Lender’s Elected Commitment, in each case after giving effect to such increase, and (B) Annex I to this Agreement shall be deemed amended to reflect the Elected Commitment of each Lender (including any Additional Lender) as thereby increased, any changes in the Lenders’ Maximum Credit Amounts pursuant to the foregoing clause (A), and any resulting changes in the Lenders’ Applicable Percentages.

(vi) The Borrower may from time to time reduce the Aggregate Elected Commitment Amounts; provided that (A) each reduction of the Aggregate Elected Commitment Amounts shall be in an amount that is an integral multiple of $1,000,000 and not less than $1,000,000 and (B) the Borrower shall reduce the Aggregate Elected Commitment Amounts if, (C) after giving effect to any concurrent prepayment of the Loans in accordance with Section 3.04(c), the total Revolving Credit Exposures would exceed the Aggregate Elected Commitment Amounts.

(vii) The Borrower shall notify the Administrative Agent of any election to terminate or reduce the Aggregate Elected Commitment Amounts under Section 2.06(c)(vi) at least three Business Days prior to the effective date of such termination or reduction, specifying such election and the effective date thereof. Promptly following receipt of any notice, the Administrative Agent shall advise the Lenders of the contents thereof. Each notice delivered by the Borrower pursuant to this Section 2.06(c)(vii) shall be irrevocable; provided that a notice of termination of the Aggregate Elected Commitment Amounts. Any termination or reduction of the Aggregate Elected Commitment Amounts shall be permanent and may not be reinstated, except pursuant to Section 2.06(c)(i). Each reduction of the Aggregate Elected Commitment Amounts shall be made ratably among the Lenders in accordance with each Lender’s Applicable Percentage.

2.5 Amendment to Section 2.07(c)(iv). Section 2.07(c)(iv) of the Credit Agreement is hereby amended and restated as follows:

(iv) Notwithstanding the foregoing or anything to the contrary contained herein, the following provisions shall apply with respect to any Proposed Borrowing Base that would increase the Borrowing Base and/or the Conforming Borrowing then in effect as a result of the approval or deemed approval of the Requisite Increase Lenders, but without the approval or deemed approval of all of the Lenders: (A) on the date the Proposed Borrowing Base becomes effective as specified in Section 2.07(d), each Lender that has not approved (or is not deemed to have approved) the Proposed Borrowing Base (each a “Dissenting Lender”) shall automatically (without any further action) be deemed to have assigned its respective Maximum Credit Amounts and Commitments in an amount equal to such Dissenting Lender’s Assigned Maximum Credit Amount (and to have assigned the corresponding portion of its Elected Commitment) to (1) one or more existing Lenders (each, an “Existing Lender”) that have agreed in their sole discretion (with the consent of the Administrative Agent and the Borrower, each in its sole discretion), in such amounts as each such Existing Lender shall agree in its sole discretion, (2) one or more Persons (each, a “New Lender” and, together with each Existing Lender, collectively, the “Assuming Lenders”) that at such time is not a Lender that agrees to become a Lender and that is acceptable to the Administrative Agent in its sole discretion (with the consent of the Borrower), in such amounts as each such New Lender agrees in its sole discretion, or (3) any combination of Assuming Lenders as specified in clauses (1) and (2) above. With respect to such assignment, each Assuming Lender shall be deemed to have acquired the portion of the Maximum Credit Amount, Elected Commitment and Commitment allocated to it from each of the Dissenting Lenders pursuant to the terms of the Assignment and Assumption attached hereto as Exhibit F as if the Dissenting Lenders and the Assuming Lenders had executed an Assignment and Assumption with respect to such allocation. For the avoidance of doubt, no Lender (whether or not such Lender has approved or is deemed to have approved the Proposed Borrowing Base) shall have any obligation whatsoever to agree to become an Assuming Lender, it being understood that any such decision shall be made in its sole and absolute discretion. If the foregoing reallocation can be effected, then on the date the Proposed Borrowing Base becomes effective as specified in Section 2.07(d): (x) the Administrative Agent will furnish to the Borrower and the Lenders a revised Annex I reflecting the Maximum Credit Amounts, Elected Commitments and Applicable Percentages of each Lender after giving effect to such reallocation, which revised Annex I shall amend and restate the then existing Annex I in its entirety and (y) each New Lender shall become a party to the Credit Agreement as a “Lender” with the Maximum Credit Amount, Elected Commitment and Applicable Percentage specified for it in the revised Annex I specified in the immediately preceding clause (x) and such New Lender shall have all of the rights and obligations of a Lender under the Credit Agreement and the other Loan Documents (and each New Lender shall execute a joinder agreement provided by the Administrative Agent to evidence its joinder to this Agreement as a Lender hereunder). If the reallocation contemplated by this Section 2.07(c)(iv) is not effectuated for any reason, then the Proposed Borrowing Base shall be deemed not to be approved by the Requisite Increase Lenders.

2.6 Amendment to Section 3.04(c)(i). Section 3.04(c)(i) of the Credit Agreement is hereby amended and restated as follows:

(i) If, after giving effect to any termination or reduction of the Aggregate Maximum Credit Amounts pursuant to Section 2.06(b), or any reduction of the Aggregate Elected Commitment Amounts pursuant to Section 2.06(c), the total Revolving Credit Exposures exceeds the total Commitments, then the Borrower shall (A) prepay the Borrowings on the date of such termination or reduction in an aggregate principal amount equal to such excess, and (B) if any excess remains after prepaying all of the Borrowings as a result of an LC Exposure, pay to the Administrative Agent on behalf of the Lenders an amount equal to such excess to be held as cash collateral as provided in Section 2.08(j).

2.7 Amendment to Section 9.01(a). Section 9.01(a) is hereby amended and restated as follows:

(a) Ratio of EBITDAX to Interest Expense. The Parent and the Borrower will not, as of the last day of any fiscal quarter, permit the ratio of (i) EBITDAX for the four fiscal quarters ending on such day to (ii) Interest Expense for the four fiscal quarters ending on such day to be less than 2.5 to 1.0.

2.8 Amendment to Section 12.01(a)(ii). Section 12.01(a)(ii) of the Credit Agreement is hereby amended and restated as follows:

(ii) if to the Administrative Agent, to it at 1000 Louisiana, Suite 900, Houston, Texas, 77002; Attention of Ed Pak (Telecopy No. (713) 651-8101), with a copy to WLS Charlotte Agency Services (Telecopy No. (704) 590-2782), 1525 W. WT Harris Blvd., Charlotte, NC 28262;

2.9 Amendment to Section 12.02(b)(i). Section 12.02(b)(i) of the Credit Agreement is hereby amended and restated as follows:

(i) increase the Maximum Credit Amount or Elected Commitment of any Lender without the written consent of such Lender,

2.10 Amendment to Section 12.04(b)(iv). The first sentence of Section 12.04(b)(iv) of the Credit Agreement is hereby amended and restated as follows:

(iv) The Administrative Agent, acting for this purpose as an agent of the Borrower, shall maintain at one of its offices a copy of each Assignment and Assumption delivered to it and a register for the recordation of the names and addresses of the Lenders, and the Maximum Credit Amount and Elected Commitment of, and principal amount of the Loans and LC Disbursements owing to, each Lender pursuant to the terms hereof from time to time (the “Register”).

2.11 Replacement of Annex I. Annex I to the Credit Agreement is hereby replaced with Annex I attached hereto and Annex I attached hereto shall be deemed to be attached as Annex I to the Credit Agreement.

2.12 New Exhibits. Exhibit G and Exhibit H to this Seventh Amendment are hereby added as Exhibit G and Exhibit H to the Credit Agreement and Exhibit G and Exhibit H attached hereto shall be deemed to be attached as Exhibit G and Exhibit H to the Credit Agreement, respectively.

Section 3. Borrowing Base Redetermination. For the period from and including the Seventh Amendment Effective Date (as defined below) to but excluding the next Redetermination Date, the amount of the Borrowing Base shall be $750,000,000. Notwithstanding the foregoing, the Borrowing Base may be subject to further adjustments from time to time pursuant to Section 8.13(c) or Section 9.12(d). For the avoidance of doubt, the redetermination herein shall constitute the October 1, 2012 Scheduled Redetermination and the next Scheduled Redetermination shall be the April 1, 2013 Scheduled Redetermination.

Section 4. Conditions Precedent. This Seventh Amendment shall become effective as of the date when each of the following conditions is satisfied (or waived in accordance with Section 12.02 of the Credit Agreement) (the “Seventh Amendment Effective Date”):

4.1 The Administrative Agent shall have received from each Lender, each Guarantor and the Borrower, counterparts (in such number as may be requested by the Administrative Agent) of this Seventh Amendment signed on behalf of such Person.

4.2 The Administrative Agent shall have received all fees and other amounts due and payable on or prior to the date hereof.

4.3 No Default shall have occurred and be continuing as of the date hereof, after giving effect to the terms of this Seventh Amendment.

4.4 The Administrative Agent shall have received the most recently prepared Reserve Report for the Oil and Gas Properties of the Borrower and its Subsidiaries, dated July 1, 2012.

4.5 The Administrative Agent shall have received title information as the Administrative Agent may reasonably require satisfactory to the Administrative Agent setting forth the status of title to at least 80% of the total value of the Oil and Gas Properties evaluated in the Reserve Report delivered pursuant to Section 4.4 of this Seventh Amendment.

4.6 The Administrative Agent shall be reasonably satisfied that the Security Instruments create first priority, perfected Liens (subject only to Excepted Liens identified in clauses (a) to (d) and (f) of the definition thereof, but subject to the provisos at the end of such definition) on at least 80% of the total value of the Oil and Gas Properties evaluated in the Reserve Report delivered pursuant to Section 4.4 of this Seventh Amendment. In connection therewith, to the extent necessary, the Administrative Agent shall have received from the Borrower a duly executed and notarized amendment and/or supplement to each mortgage or such new mortgages which shall be reasonably satisfactory to the Administrative Agent in form and substance.

4.7 The Administrative Agent shall have received such other documents as the Administrative Agent or its special counsel may reasonably require.

The Administrative Agent is hereby authorized and directed to declare this Seventh Amendment to be effective when it has received documents confirming or certifying, to the satisfaction of the Administrative Agent, compliance with the conditions set forth in this Section 4 or the waiver of such conditions as permitted hereby. Such declaration shall be final, conclusive and binding upon all parties to the Credit Agreement for all purposes.

Section 5. Miscellaneous.

5.1 Confirmation. The provisions of the Credit Agreement, as amended by this Seventh Amendment, shall remain in full force and effect following the effectiveness of this Seventh Amendment.

5.2 No Waiver. Neither the execution by the Administrative Agent or the Lenders of this Seventh Amendment, nor any other act or omission by the Administrative Agent or the Lenders or their officers in connection herewith, shall be deemed a waiver by the Administrative Agent or the Lenders of any Defaults or Events of Default which may exist, which may have occurred prior to the date of the effectiveness of this Seventh Amendment or which may occur in the future under the Credit Agreement and/or the other Loan Documents. Similarly, nothing contained in this Seventh Amendment shall directly or indirectly in any way whatsoever either: (a) impair, prejudice or otherwise adversely affect the Administrative Agent’s or the Lenders’ right at any time to exercise any right, privilege or remedy in connection with the Loan Documents with respect to any Default or Event of Default, (b) except as expressly provided herein, amend or alter any provision of the Credit Agreement, the other Loan Documents, or any other contract or instrument, or (c) constitute any course of dealing or other basis for altering any obligation of the Borrower or any right, privilege or remedy of the Administrative Agent or the Lenders under the Credit Agreement, the other Loan Documents, or any other contract or instrument. Each reference in the Credit Agreement to “this Agreement”, “hereunder”, “hereof”, “herein” or any other word or words of similar import shall mean and be a reference to the Credit Agreement as amended hereby, and each reference in any other Loan Document to the Credit Agreement or any word or words of similar import shall be and mean a reference to the Credit Agreement as amended hereby.

5.3 Ratification and Affirmation; Representations and Warranties. Each Obligor hereby (a) acknowledges the terms of this Seventh Amendment; (b) ratifies and affirms its obligations under, and acknowledges its continued liability under, each Loan Document to which it is a party and agrees that each Loan Document to which it is a party remains in full force and effect as expressly amended hereby and (c) represents and warrants to the Lenders that as of the date hereof, after giving effect to the terms of this Seventh Amendment: (i) all of the representations and warranties contained in each Loan Document to which it is a party are true and correct, except to the extent any such representations and warranties are expressly limited to an earlier date, in which case, such representations and warranties shall continue to be true and correct as of such specified earlier date, (ii) no Default or Event of Default has occurred and is continuing and (iii) no event or events have occurred which individually or in the aggregate could reasonably be expected to have a Material Adverse Effect.

5.4 Counterparts. This Seventh Amendment may be executed by one or more of the parties hereto in any number of separate counterparts, and all of such counterparts taken together shall be deemed to constitute one and the same instrument. Delivery of this Seventh Amendment by facsimile or email transmission shall be effective as delivery of a manually executed counterpart hereof.

5.5 No Oral Agreement. This Seventh Amendment, the Credit Agreement and the other Loan Documents executed in connection herewith and therewith represent the final agreement between the parties and may not be contradicted by evidence of prior, contemporaneous, or unwritten oral agreements of the parties. There are no subsequent oral agreements between the parties.

5.6 GOVERNING LAW. THIS SEVENTH AMENDMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

5.7 Payment of Expenses. In accordance with Section 12.03 of the Credit Agreement, the Borrower agrees to pay or reimburse the Administrative Agent for all of its reasonable out-of-pocket costs and reasonable expenses incurred in connection with this Seventh Amendment, any other documents prepared in connection herewith and the transactions contemplated hereby, including, without limitation, the reasonable fees and disbursements of counsel to the Administrative Agent.

5.8 Severability. Any provision of this Seventh Amendment which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

5.9 Successors and Assigns. This Seventh Amendment shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns.

[SIGNATURES BEGIN NEXT PAGE]

IN WITNESS WHEREOF, the parties hereto have caused this Seventh Amendment to be duly executed as of the date first written above.

BORROWER:	OASIS PETROLEUM NORTH AMERICA LLC

	By:	/s/ Taylor Reid
Taylor Reid
Executive Vice President and Chief
Operating Officer

GUARANTORS:	OASIS PETROLEUM LLC
OASIS PETROLEUM INC.
OASIS PETROLEUM MARKETING LLC
OASIS WELL SERVICES LLC

	By:	/s/ Taylor Reid
Taylor Reid
Executive Vice President and Chief
Operating Officer

Signature Page to Seventh Amendment to Amended and Restated Credit Agreement

(Oasis Petroleum North America LLC)

ADMINISTRATIVE AGENT AND	WELLS FARGO BANK, N.A.
LENDER:

	By:	/s/ Edward Pak
Edward Pak
Director

Signature Page to Seventh Amendment to Amended and Restated Credit Agreement

(Oasis Petroleum North America LLC)

LENDERS:	JPMORGAN CHASE BANK, N.A.

	By:	/s/ Ryan Aman
	Name:	Ryan Aman
	Title:	Authorized Officer

Signature Page to Seventh Amendment to Amended and Restated Credit Agreement

(Oasis Petroleum North America LLC)

UBS LOAN FINANCE, LLC

By:	/s/ Irja R. Otsa

Name:	Irja R. Otsa
Title:	Associate Director Banking Products
Services, US

By:	/s/ David Urban

Name:	David Urban
Title:	Associate Director Banking Products
Services, US

Signature Page to Seventh Amendment to Amended and Restated Credit Agreement

(Oasis Petroleum North America LLC)

THE ROYAL BANK OF SCOTLAND PLC

By:	/s/ James L. Moyes

Name:	James L. Moyes
Title:	Authorized Signatory

Signature Page to Seventh Amendment to Amended and Restated Credit Agreement

(Oasis Petroleum North America LLC)

AMEGY BANK NATIONAL
ASSOCATION

By:	/s/ C. Wakeford Thompson

Name:	C. Wakeford Thompson
Title:	Vice President

Signature Page to Seventh Amendment to Amended and Restated Credit Agreement

(Oasis Petroleum North America LLC)

COMPASS BANK

By:	/s/ Kathleen J. Bowen

Name:	Kathleen J. Bowen
Title:	Senior Vice President

Signature Page to Seventh Amendment to Amended and Restated Credit Agreement

(Oasis Petroleum North America LLC)

U.S. BANK NATIONAL ASSOCIATION

By:	/s/ John C. Lozano

Name:	John C. Lozano
Title:	Vice President

Signature Page to Seventh Amendment to Amended and Restated Credit Agreement

(Oasis Petroleum North America LLC)

CITIBANK, N.A.

By:	/s/ John F. Miller

Name:	John F. Miller
Title:	Attorney-in-Fact

Signature Page to Seventh Amendment to Amended and Restated Credit Agreement

(Oasis Petroleum North America LLC)

ROYAL BANK OF CANADA

By:	/s/ Mark Lumpkin, Jr.

Name:	Mark Lumpkin, Jr.
Title:	Authorized Signatory

Signature Page to Seventh Amendment to Amended and Restated Credit Agreement

(Oasis Petroleum North America LLC)

ANNEX I

LIST OF MAXIMUM CREDIT AMOUNTS AND ELECTED COMMITMENTS

Aggregate Maximum Credit Amounts and Aggregate Elected Commitment Amounts

Name of Lender	Applicable Percentage	Maximum Credit Amount	Elected Commitment
Wells Fargo Bank, N.A.	20.80%	$208,000,000.00	$104,000,000.00
JPMorgan Chase Bank, N.A.	12.00%	$120,000,000.00	$60,000,000.00
UBS Loan Finance LLC	12.00%	$120,000,000.00	$60,000,000.00
The Royal Bank of Scotland plc	12.00%	$120,000,000.00	$60,000,000.00
Citibank, N.A.	12.00%	$120,000,000.00	$60,000,000.00
Royal Bank of Canada	12.00%	$120,000,000.00	$60,000,000.00
Amegy Bank National Association	6.40%	$64,000,000.00	$32,000,000.00
Compass Bank	6.40%	$64,000,000.00	$32,000,000.00
U.S. Bank National Association	6.40%	$64,000,000.00	$32,000,000.00
TOTAL	100.00%	$1,000,000,000.00	$500,000,000.00

EXHIBIT G

FORM OF ELECTED COMMITMENT INCREASE CERTIFICATE

[            ], 20[            ]

To:	Wells Fargo Bank, N.A.,

as Administrative Agent

The Borrower, the Administrative Agent and certain Lenders and other agents have heretofore entered into an Amended and Restated Credit Agreement, dated as of February 26, 2010 (as amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”). Capitalized terms not otherwise defined herein shall have the meaning given to such terms in the Credit Agreement.

This Elected Commitment Increase Certificate is being delivered pursuant to Section 2.06(c) of the Credit Agreement.

Please be advised that the undersigned Lender has agreed (a) to increase its Elected Commitment under the Credit Agreement effective [            ], 20[            ] from $[            ] to $[            ] and (b) that it shall continue to be a party in all respects to the Credit Agreement and the other Loan Documents.

Very truly yours,

OASIS PETROLEUM NORTH AMERICA LLC, a Delaware limited liability company

By:

Name:
Title:

Accepted and Agreed:

WELLS FARGO BANK, N.A.,

as Administrative Agent

By:
Name:
Title:

Accepted and Agreed:

[Name of Increasing Lender]

By:
Name:
Title:

EXHIBIT H

FORM OF ADDITIONAL LENDER CERTIFICATE

[            ], 20[            ]

To:	Wells Fargo Bank, N.A.,

as Administrative Agent

The Borrower, the Administrative Agent and certain Lenders and other agents have heretofore entered into an Amended and Restated Credit Agreement, dated as of February 26, 2010 (as amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”). Capitalized terms not otherwise defined herein shall have the meaning given to such terms in the Credit Agreement.

This Additional Lender Certificate is being delivered pursuant to Section 2.06(c) of the Credit Agreement.

Please be advised that the undersigned Additional Lender has agreed (a) to become a Lender under the Credit Agreement effective [            ], 20[            ] with a Maximum Aggregate Credit Amount of $[            ] and an Elected Commitment of $[            ] and (b) that it shall be a party in all respects to the Credit Agreement and the other Loan Documents.

This Additional Lender Certificate is being delivered to the Administrative Agent together with (i) if the Additional Lender is a Foreign Lender, any documentation required to be delivered by such Additional Lender pursuant to Section 5.03(e) of the Credit Agreement, duly completed and executed by the Additional Lender, and (ii) an Administrative Questionnaire in the form supplied by the Administrative Agent, duly completed by the Additional Lender. The [Borrower/Additional Lender] shall pay the fee payable to the Administrative Agent pursuant to Section 2.06(c)(ii)(G) of the Credit Agreement.

Very truly yours,

OASIS PETROLEUM NORTH AMERICA LLC, a Delaware limited liability company

By:

Name:
Title:

Accepted and Agreed:

WELLS FARGO BANK, N.A.,

as Administrative Agent

By:
Name:
Title:

Accepted and Agreed:

[Additional Lender]

By:
Name:
Title: